Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tilray Brands, Inc. of our report dated July 28, 2022 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which appears in Tilray Brands, Inc.’s Annual Report on Form 10-K/A for the year ended May 31, 2022.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants, Licensed Public Accountants
Oakville, Canada

June 22, 2023

PricewaterhouseCoopers LLP
PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5
T: +1 905 815 6300, F: +1 905 815 6499